AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT THIS AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT (“Amendment”) is made as of the 22nd day of August, 2025, by and between JUSTIN WEBB (the “Executive”) and MID PENN BANK (the “Bank”). WITNESSETH WHEREAS, the Bank and the Executive entered into an Amended and Restated Supplemental Executive Retirement Plan Agreement dated September 6, 2022 (the “Agreement”); and WHEREAS, the Bank and the Executive desire to amend Section 2.1.1 of and Schedule A to the Agreement. NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows: 1. Section 2.1.1 of the Agreement is hereby amended and restated in its entirety to read as follows: 2.1.1 Amount of Benefit. The initial annual benefit under this Section 2.1 is One Hundred and Twenty-Five Thousand Dollars ($125,000) (the “Normal Retirement Benefit”). The Normal Retirement Benefit shall be increased by a factor of two percent (2.0%) each year commencing on January 1, 2027. The Bank may increase the annual benefit under this Section 2.1 at the sole and absolute discretion of the Board. Any such discretionary increase shall require the recalculation of all the amounts on Schedule A. 2. Schedule A of the Agreement is hereby amended and restated in its entirety to read as reflected in the Schedule A attached hereto. 3. In all other respects, the Agreement shall remain in full force and effect as amended hereby. IN WITNESS WHEREOF, the parties, each intending to be legally bound, have executed this Amendment as of the date, month and year first above written. ATTEST: MID PENN BANK /s/ Margaret E. Steinour By: /s/ Rory G. Ritrievi Name: Rory G. Ritrievi Title: President and CEO

WITNESS: EXECUTIVE /s/ Leanne Rhoads By: /s/ Justin T. Webb Justin T. Webb

SCHEDULE A (updated August 22, 2025) Justin Webb Early Termination Disability Pre-Retirement Death Plan Year Annual Benefit Annual Benefit Annual Benefit January 1 – December 31, 2025 $99,166 $99,166 $99,166 January 1 – December 31, 2026 All Subsequent Plan Years Until Benefit Paid in Full $125,000 $* $125,000 $* $125,000 $* *Equals the amount of the Annual Benefit from the immediately preceding Plan Year plus a two percent (2%) annual increase each year until the benefit is paid in full, e.g., January 1 – December 31, 2027 is $127,500; January 1 – December 31, 2028 is $130,050; January 1 – December 31, 2029 is $132,651; etc.